Exhibit 99.4

INTERCREDITOR AGREEMENT JOINDER

The undersigned, JPMORGAN CHASE BANK, N.A., a national banking association, hereby agrees to become party as Priority Lien Agent and as a Priority Lien Representative under the Intercreditor Agreement dated November 15, 2005 (the “Intercreditor Agreement”) among Vitamin Shoppe Industries Inc., the Pledgors from time to time party thereto, Wachovia Bank, National Association, as Agent under the Loan and Security Agreement (as defined therein), Wilmington Trust Company, as Trustee under the Indenture (as defined therein), and Wilmington Trust Company, as Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 3 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of September 25, 2009.

[Signature Page Follows]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kirk Stites
Name:	Kirk Stites
Title:	Senior Vice President

[Signature Page to Intercreditor Agreement Joinder]